Exhibit 99.1
VYNE Therapeutics Reports First Quarter 2021 Financial Results and Provides Business Update
Conference call and live webcast today at 8:30 am Eastern Time

BRIDGEWATER, N.J., May 6, 2021 -- VYNE Therapeutics Inc. (Nasdaq: VYNE) (“VYNE” or the “Company”) today announced financial results for the first quarter ended March 31, 2021 and provided a corporate update.
“Our sales organization continues to drive utilization of AMZEEQ and ZILXI, with prescriptions for both products gaining momentum,” said David Domzalski, Chief Executive Officer of VYNE Therapeutics. “During the first quarter, we unveiled our newest candidate FMX114, a combination topical gel product candidate for the treatment of mild-to-moderate atopic dermatitis. We plan to take FMX114 into a Phase 2a study in the third quarter, with top-line results expected before year end.”
First Quarter and Recent Highlights:
•FDA approved AMZEEQ® (minocycline) label update to include new information indicating the low propensity of Propionibacterium acnes (more commonly known as “P. acnes”) to develop resistance to minocycline
•Announced development program for FMX114, a combination topical gel for mild-to-moderate atopic dermatitis (AD)
◦FMX114 is a fixed combination of tofacitinib (pan-JAK inhibitor) and fingolimod (sphingosine 1-phosphate receptor modulator) designed to address the multi-factorial nature of AD
◦Phase 2a clinical study in AD expected to begin in 3Q 2021 with top-line results expected by year end
◦Proof of concept demonstrated in an animal model of AD
•Raised $73.1 million net proceeds from a registered direct offering of common stock and through utilization of an at-the-market equity offering program
•Executed 1-for-4 reverse stock split

Financial Performance (in thousands, except per share amounts)	Three Months Ended March 31,
	2021	2020
Total Revenues	$4,119	$1,750
Net Loss	$(20,550)	$(40,233)
Diluted Net Loss per Share	$(0.42)	$(3.79)
Adjusted Net Loss*	$(18,108)	$(38,474)
Adjusted Diluted Net Loss per Share*	$(0.37)	$(3.62)
Adjusted EBITDA*	$(17,024)	$(37,346)
* See "Note Regarding the Use of Non-GAAP Financial Measures" elsewhere in this earnings release.
Financial Results for the First Quarter Ended March 31, 2021
Revenues
Revenues totaled $4.1 million for the three months ended March 31, 2021 compared to $1.8 million for the three months ended March 31, 2020. For the three months ended March 31, 2021, our revenue consisted of $3.9 million of product sales, and $0.2 million of royalty revenue. For the three months ended March 31, 2020, revenues consisted solely of $1.8 million of product sales.
The increase in product sales is due to the ZILXI product launch in October 2020 and increase in demand for AMZEEQ.
Cost of Goods Sold
Cost of goods sold was $0.6 million for the three months ended March 31, 2021 compared to $0.3 million for the three months ended March 31, 2020. The increase in cost of goods sold is primarily due to an increase in sales volume.
1

Our gross margin percentage was 85% for both the three months ended March 31, 2021 and March 31, 2020.
Research and Development Expenses
Our research and development expenses for the three months ended March 31, 2021 were $6.3 million, representing a decrease of $9.6 million, or 60.3%, compared to $16.0 million for the three months ended March 31, 2020. Employee-related expenses decreased $5.2 million primarily due to severance costs incurred in 2020 due to the merger with Foamix Pharmaceuticals Ltd. (the "Merger"). Clinical trial and manufacturing expenses decreased with the completion of FCD 105 and serlopitant clinical trials and the product launches of AMZEEQ and ZILXI during 2020.
Selling, General and Administrative Expenses
Our selling, general and administrative expenses for the three months ended March 31, 2021 were $16.6 million, representing a decrease of $8.8 million, or 34.6%, compared to $25.4 million for the three months ended March 31, 2020. Employee-related expenses decreased by $6.1 million primarily due to severance costs incurred in 2020 due to the Merger. Professional services spend decreased as these expenses were incurred in 2020 as a result of the Merger.

Total operating expenses adjusted for stock based compensation*
Set forth below is a presentation of our total operating expenses for the three months ended March 31, 2021, adjusted to exclude certain non-cash expenses incurred during the period. The adjustments below reflect non-cash expenses of stock based compensation. We believe that the adjusted operating expenses are important measures as they better reflect the ongoing operations of the Company and exclude certain non-cash expenses.

(in thousands)	Reported for the three months ended March 31, 2021	Adjustments	Adjusted for the three months ended March 31, 2021
Research and development	6,333	(458)	5,875
Selling, general and administrative	16,616	(1,984)	14,632
Total operating expenses	22,949	(2,442)	20,507

* Adjusted results are non-GAAP financial measures. See "Note Regarding the Use of Non-GAAP Financial Measures" elsewhere in this earnings release.

Cash & Cash Equivalents
As of March 31, 2021, VYNE had cash, cash equivalents, restricted cash and investments of $120.4 million. Cash used in operations was $12.6 million. We believe that our existing cash, cash equivalents and investments as of March 31, 2021 and projected cash flows from revenues will provide sufficient resources to fund its current ongoing needs for at least the next twelve months. See VYNE’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 for additional discussion on liquidity.

Conference Call and Live Webcast
VYNE management will host a conference call and live webcast today, Thursday, May 6, 2021, at 8:30 am Eastern Time to discuss the financial results and provide a business update.

Toll Free:	800-909-4985
International:	312-281-1211
Conference ID:	21993618
Webcast:	http://public.viavid.com/index.php?id=144542
A replay of the call will be archived on the Company’s website at www.vynetherapeutics.com promptly after the conference call.

Note Regarding the Use of Non-GAAP Financial Measures
The Company has provided certain non-GAAP financial information as additional information to measure operating performance, including, among others, Adjusted Total Operating Expenses, Adjusted Net Loss, Adjusted Diluted Net Loss per Share and Adjusted EBITDA. The Company believes that its presentation of such non-GAAP measures provides useful information to management and investors regarding its financial condition and operations. Specifically, these measures exclude, among other things, share-based compensation. The Company does not believe that such expenses accurately reflect the Company's ongoing operations, and the Company does not expect to incur similar expenses in future periods. These measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States (“GAAP”) and may be different from similarly titled non-GAAP measures reported by other companies. The Company has provided required reconciliations to the most comparable GAAP measures elsewhere in the document.

ZILXI and AMZEEQ Important Safety Information
Indications

ZILXI® (minocycline) topical foam, 1.5% is for the treatment of adults with pimples and bumps caused by a condition called rosacea. It is not known if ZILXI is safe and effective in children.

AMZEEQ® (minocycline) topical foam, 4% is for the treatment of pimples and red bumps (non-nodular inflammatory lesions) that happen with moderate to severe acne in patients 9 years age and older. It is not known if AMZEEQ is safe and effective in children under 9 years of age.

ZILXI and AMZEEQ are both topical forms of the antibiotic minocycline and are available by prescription only. ZILXI and AMZEEQ are for use on skin only (topical use). ZILXI and AMZEEQ are not for use in the mouth, eyes or vagina.

ZILXI and AMZEEQ should not be used for the treatment of infections.

Important Safety Information

•ZILXI or AMZEEQ should not be used in people who are allergic to ZILXI, AMZEEQ, or any tetracycline medicine. Use of ZILXI or AMZEEQ should be stopped right away if a rash or other allergic symptom occurs.
•ZILXI or AMZEEQ should not be used in women who are pregnant, may become pregnant or are nursing. If a woman becomes pregnant while using ZILXI or AMZEEQ, she should talk to her doctor. Tetracycline medicine when taken by mouth during pregnancy, infancy and/or childhood up to the age of 8 years may permanently discolor teeth (yellow-gray-brown) and may slow the growth of bones.
•ZILXI and AMZEEQ are flammable and fire, flame, and smoking must be avoided when applying and right after applying ZILXI or AMZEEQ.
•People should protect their skin from the sun while using ZILXI or AMZEEQ and avoid sunlight or artificial sunlight such as sunlamps or tanning beds. Use of ZILXI or AMZEEQ should be stopped if skin is sunburned.
•When taken by mouth, minocycline may cause feelings of lightheadedness, dizziness or spinning. People should not drive or operate dangerous machinery if they have these symptoms.

ZILXI and AMZEEQ are both topical foams that contain minocycline, a tetracycline medicine. They are not taken by mouth. However, tetracyclines, when taken by mouth (capsules or tablets), may cause serious side effects, including: diarrhea which may be caused by an infection and cause watery or bloody stools; loss of appetite; tiredness; yellowing of the skin or eyes (jaundice); bleeding more easily than normal; confusion; sleepiness; vision changes, including blurred vision, double vision, or permanent vision loss; unusual headaches; fever; rash; joint pain; body weakness; discoloration or darkening of the skin, scars, teeth, or gums. People should call their doctor right away if these side effects occur.

The most common side effect of ZILXI is diarrhea. The most common side effect of AMZEEQ is headache.

These are not all of the possible side effects for ZILXI or AMZEEQ. People should contact their doctor for medical advice about side effects and be sure to tell their doctor about all of their medical conditions and medicines they take before using ZILXI or AMZEEQ.

People are encouraged to report negative side effects of prescription drugs to the FDA. Visit www.fda.gov/medwatch or call 1-800-FDA-1088.

Please see full Prescribing Information for ZILXI and AMZEEQ.

About VYNE Therapeutics Inc.
VYNE's mission is to improve the lives of patients by developing proprietary, innovative and differentiated therapies in dermatology and beyond.

With expertise in topical medicine innovation as a springboard, VYNE is working to develop and commercialize a variety of solutions using its topical formulation capabilities, including its proprietary Molecule Stabilizing Technology (MST)™, and has received FDA approval for AMZEEQ® (minocycline) topical foam, 4%, and for ZILXI® (minocycline) topical foam, 1.5%. For more information about our approved products, please see AMZEEQ’s Full Prescribing Information at AMZEEQ.com and ZILXI’s Full Prescribing Information at ZILXI.com.

For more information about VYNE Therapeutics Inc. or its investigational products, visit www.vynetherapeutics.com or follow VYNE on Twitter. VYNE may use its website to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor VYNE’s website in addition to following its press releases, filings with the U.S. Securities and Exchange Commission, public conference calls, and webcasts.

Investor Relations:
Joyce Allaire
LifeSci Advisors, LLC
646-889-1200
jallaire@lifesciadvisors.com

Andrew Saik
Chief Financial Officer
VYNE Therapeutics
908-731-6180
Andrew.Saik@vynetx.com
Cautionary Statement Regarding Forward-Looking Statements
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the development and commercialization of VYNE’s products and product candidates, including FCD105 and FMX114, and other statements regarding the future expectations, plans and prospects of VYNE. All statements in this press release which are not historical facts are forward-looking statements. Any forward-looking statements are based on VYNE’s current knowledge and its present beliefs and expectations regarding possible future events and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially and adversely from those set forth or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: the COVID-19 pandemic and its impact on our business operations and liquidity, including our ability to progress a preclinical or clinical trial; adverse events associated with the development and commercialization of our product candidates and approved products; the outcome and cost of pre-clinical and clinical trials for current and future product candidates; determination by the FDA that results from VYNE’s pre-clinical and clinical trials are not sufficient to support registration or marketing approval of product candidates; the outcome of pricing, coverage and reimbursement negotiations with third party payors for AMZEEQ, ZILXI or any other products or product candidates that VYNE may commercialize in the future; whether, and to what extent, third party payors impose additional requirements before approving AMZEEQ and ZILXI prescription reimbursement; our ability to negotiate contracts with pharmacy benefit managers and other third-parties; the eligible patient base and commercial potential of AMZEEQ, ZILXI or any of VYNE’s other products or product candidates; risks of potential litigation by third-parties regarding infringement of third-party intellectual property; risks that VYNE’s intellectual property rights, such as patents, may fail to provide adequate protection, may be challenged and one or more claims may be revoked or interpreted narrowly or will not be infringed; risks that any of VYNE’s patents may be held to be narrowed, invalid or unenforceable or one or more of VYNE’s patent applications may not be granted and potential competitors may also seek to design around VYNE’s granted patents or patent applications; additional competition in the acne and dermatology markets; risks related to our indebtedness; inability to raise additional capital on favorable terms or at all; VYNE’s ability to recruit and retain key employees; volatility in our stock price may result in rapid and substantial increases or decreases in our stock price that may or may not be related to our operating performance or prospects; and VYNE’s ability to stay in compliance with applicable laws, rules and regulations. For a discussion of other risks and uncertainties, and other important factors, any of which could cause VYNE’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in VYNE’s Annual Report on Form 10-K for the year ended December 31, 2020, as well as discussions of potential risks, uncertainties, and other important factors in VYNE’s subsequent filings with the U.S. Securities and Exchange Commission. Although VYNE believes these forward-looking statements are reasonable, they speak only as of the date of this announcement and VYNE undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law. Given these risks and uncertainties, you should not rely upon forward-looking statements as predictions of future events.

VYNE THERAPEUTICS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except per share data)
(Unaudited)

	March 31	December 31
	2021	2020
Assets
Current Assets:
Cash and cash equivalents	$118,516	$57,563
Restricted cash	855	855
Investment in marketable securities	1,027	1,027
Trade receivables, net of allowances	10,755	15,819
Prepaid and other assets	3,872	4,591
Inventory	8,092	7,404
Total Current Assets	143,117	87,259
Property and equipment, net	529	555
Operating lease right-of-use assets	1,407	1,583
Prepaid and other assets	4,118	4,345
Total Assets	$149,171	$93,742

Liabilities and shareholders’ equity
Current Liabilities:
Trade payables	$3,490	$4,780
Accrued expenses	13,521	11,452
Employee related obligations	3,787	4,360
Operating lease liabilities	647	757
Other	104	104
Total Current Liabilities	21,549	21,453
Liability for employee severance benefits	206	312
Operating lease liabilities	784	853
Long-term debt	33,274	33,174
Other liabilities	457	457
Total Liabilities	56,270	56,249
Commitments and Contingencies	—	—
Shareholders' Equity:
Preferred stock: $0.0001 par value; 20,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; no shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	—	—
Common stock: $0.0001 par value; 75,000,000 shares authorized at March 31, 2021 and December 31, 2020, respectively; 51,386,596 and 43,205,221 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	5	4
Additional paid-in capital	679,642	603,685
Accumulated deficit	(586,746)	(566,196)
Total Shareholders' Equity	92,901	37,493
Total Liabilities and Shareholders' Equity	$149,171	$93,742

VYNE THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(U.S. dollars in thousands, except per share data)
(Unaudited)

	Three months ended March 31
	2021	2020
Revenues
Product sales	$3,889	$1,750
Royalty revenues	230	—
Total Revenues	4,119	1,750

Cost of goods sold	601	271

Operating Expenses:
Research and development	6,333	15,953
Selling, general and administrative	16,616	25,415
Total Operating Expenses	22,949	41,368
Operating Loss	19,431	39,889
Interest expense	1,062	1,067
Other expense (income), net	57	(723)
Loss Before Income Tax	20,550	40,233
Income tax (benefit) expense	—	—
Net Loss	$20,550	$40,233

Loss per share basic and diluted	$0.42	$3.79

Weighted average shares outstanding - basic and diluted	48,868	10,627

VYNE THERAPEUTICS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(U.S. dollars in thousands)
(Unaudited)

	Three months ended March 31
	2021	2020
Cash Flows From Operating Activities:
Net Loss	$20,550	$40,233
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	27	93
Changes in marketable securities and bank deposits, net	—	(153)
Changes in accrued liability for employee severance benefits, net of retirement fund profit	(108)	(13)
Stock-based compensation	2,442	1,759
Non-cash finance income, net	(66)	(347)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Decrease (increase) in trade receivables, prepaid and other assets	5,783	(9,297)
Decrease (increase) in other non-current assets	404	(3,027)
Increase in accounts payable and accruals	205	856
Increase in inventory	(688)	(1,849)
Net cash used in operating activities	(12,551)	(52,211)
Cash Flows From Investing Activities:
Purchase of fixed assets	—	(42)
Cash acquired through merger	—	38,641
Proceeds from sale and maturity of marketable securities	—	27,381
Net cash provided by investing activities	—	65,980
Cash Flows From Financing Activities:
Proceeds related to issuance of common shares through offerings, net of issuance costs	73,127	—
Proceeds related to issuance of stock for stock-based compensation arrangements, net	376	140
Net cash provided by financing activities	73,503	140
Increase in cash, cash equivalents and restricted cash	60,952	13,909
Effect of exchange rate on cash, cash equivalents and restricted cash	1	(37)
Cash, cash equivalents and restricted cash at beginning of the period	58,418	44,584
Cash, cash equivalents and restricted cash at end of the period	$119,371	$58,456
Cash and cash equivalents	$118,516	$57,601
Restricted cash	855	855
Total cash, cash equivalents and restricted cash shown in statement of cash flows	$119,371	$58,456
Supplementary information on investing and financing activities not involving cash flows:
Cashless exercise of warrants and restricted stock units	*	*
Issuance of shares under employee stock purchase plan	$—	$163
Additions to operating lease right of use assets	$—	$287
Additions to operating lease liabilities	$—	$287

Supplemental disclosure of cash flow information:
Interest received	$5	$177
Interest paid	$963	$973

Fair value of assets acquired	$—	$117,270
Less liabilities assumed	—	5,827
Net acquired	—	111,443
Less cash acquired	—	38,641
Merger net of cash acquired	$—	$72,802

*    Represents an amount less than one thousand

Non-GAAP Financial Measures
The following tables reconcile non-GAAP financial measures presented in this press release or that may be presented on the Company’s conference call with analysts and investors. The Company believes that these non-GAAP financial measures provide management, analysts, investors and other users of the Company’s financial information with meaningful supplemental information regarding the performance of the Company’s business. These non-GAAP financial measures should not be considered superior to, but rather in addition to, other financial measures prepared by the Company in accordance with GAAP, including the year-to-year results. The Company’s method of determining these non-GAAP financial measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies, and the Company does not recommend the sole use of these non-GAAP measures to assess its financial and earnings performance. For reasons noted above, the Company is presenting certain non-GAAP financial measures for the three months ended March 31, 2021 and March 31, 2020. In order for investors to be able to more easily compare the Company’s performance across periods, the Company has included comparable reconciliations for the 2020 period in the reconciliation tables below.
Reconciliation of EBITDA and Adjusted EBITDA (non-GAAP)
The following table provides a reconciliation of Net loss (GAAP) to EBITDA (non-GAAP) and Adjusted EBITDA (non-GAAP) for the three months ended March 31, 2021 and 2020 (in thousands):

	Three Months Ended March 31,
	2021	2020

Net loss (GAAP)	(20,550)	(40,233)
Interest expense, net	1,057	1,035
Depreciation and amortization	27	93
EBITDA (non-GAAP)	(19,466)	(39,105)

Share based compensation expense	2,442	1,759
Adjusted EBITDA (non-GAAP)	(17,024)	(37,346)

Reconciliation of Net Loss and Adjusted Net Loss (non-GAAP)
The following tables provide detailed reconciliations of various other income statement data between GAAP and non-GAAP amounts for the three months ended March 31, 2021 and 2020 (in thousands, except per share data):

	Three months ended March 31
	2021	2020

Net Loss (GAAP)	(20,550)	(40,233)
Share based compensation expense	2,442	1,759
Adjusted Net Loss (non-GAAP)	(18,108)	(38,474)

Research and development expense (GAAP)	6,333	15,953
Share based compensation expense	(458)	(516)
Adjusted Research and development expense (non-GAAP)	5,875	15,437

Selling, general and administrative expense (GAAP)	16,616	25,415
Share based compensation expense	(1,984)	(1,243)
Adjusted Selling, general and administrative expense (non-GAAP)	14,632	24,172

Total Operating Expenses (GAAP)	22,949	41,368
Share based compensation expense	(2,442)	(1,759)
Adjusted Total Operating Expenses	20,507	39,609

Total Operating Loss (GAAP)	(19,431)	(39,889)
Share based compensation expense	2,442	1,759
Adjusted Total Operating Loss (non-GAAP)	(16,989)	(38,130)

Net loss per common share - basic and diluted (GAAP)	(0.42)	(3.79)
Share based compensation expense	0.05	0.17
Adjusted Net loss per share - basic and diluted (non-GAAP)	(0.37)	(3.62)
Weighted average number of common shares outstanding - basic and diluted	48,868	10,627